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                                                                    Exhibit 3.2

                                   FORM OF
                     CERTIFICATE OF AMENDMENT TO AMENDED AND
                    RESTATED CERTIFICATE OF INCORPORATION OF
                          GIGA INFORMATION GROUP, INC.

                        Pursuant to Sections 228 and 224
                         of the General Corporation Law
                            of the State of Delaware


                  GIGA INFORMATION GROUP, INC. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

                  The Board of Directors of the Corporation duly adopted a resolution, pursuant to Section 242 of the General Corporation Law, setting forth an amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The resolution setting forth the amendment is as follows:

RESOLVED:         That the Board of Directors hereby deems it advisable and in the best interests of the Corporation to amend the Corporation's Amended and Restated Certificate of
                  Incorporation by including the following provision:

                  Upon the filing of this Certificate of Amendment to Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Time"), each share of the Common Stock, par value $0.001 per share, of the Corporation issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall, automatically by operation of law and without any further action on the part of the Corporation or any holders of shares of capital stock of the Corporation, be converted into and reclassified as 1/3 of a validly issued, fully paid and non-assessable share of the Common Stock of the Corporation, par value $0.001 per share, (the "New Common Stock"), with the number of shares of New Common Stock to be issued to a Stockholder rounded to the nearest whole number of shares, authorized for issuance pursuant to this Certificate of Amendment to the Amended and Restated Certificate of Incorporation.
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                  IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President and Chief Operating Officer this ____ day of July, 1998.


                                            GIGA INFORMATION GROUP, INC.



                                            By:
                                                -------------------------------
                                                Gideon I. Gartner
                                                President and Chief Operating
                                                Officer


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